Exhibit (a)(5)(c)

Second Annual Consumer Conference September 13, 2016 New York, NY Jim Landers Vice President, Corp. Finance Marine Products Corporation

2 Certain statements and information included in this presentation constitute "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward - looking statements include statements that look forward in time or express management’s beliefs, expectations or hopes. In particular, such statements include, without limitation, our belief that our order backlog and dealer inventory levels warrant increasing production during the third quarter and our belief that we are prepared to capitalize on opportunities to increase market share and to generate superior financial performance to build long - term shareholder value. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Marine Products Corporation to be materially different from any future results, performance or achievements expressed or implied in such forward - looking statements. These risks include possible decreases in the level of consumer confidence and available funds impacting discretionary spending, increased interest rates and fuel prices, weather conditions, changes in consumer preferences, deterioration in the quality of Marine Products’ network of independent boat dealers or availability of financing of their inventory, and competition from other boat manufacturers and dealers. Additional discussion of factors that could cause the actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in Marine Products' Form 10 - K, filed with the Securities and Exchange Commission for the year ended December 31, 2015. Forward Looking Statements

3 • Headquartered in Atlanta • Manufacturing in Nashville, Georgia • NYSE: MPX • Recent Stock Price (September 9, 2016): $ 8.88 • Market Capitalization (in millions): $ 341 • Current Dividend Yield: 2.7% • Average Daily Volume (YTD 2016): 14,700 • Long - term focus on Financial and Shareholder Returns: • No Debt • Cash and marketable securities at 06/30/16: $ 47.7 million • Partial Tender Offer launched for up to 3.2 million shares Corporate Profile

4 • Marine Products Corporation is one of the largest manufacturer of sterndrive powerboats in the United States and holds a 14.4% market share. According to most recent data, Chaparral brand held the highest market share in its category. • The Company’s Robalo brand also holds a significant and growing market share in the coastal offshore fishing boat market segment. • Marine Products Corporation’s Vortex jet boat is a relatively new product line but has quickly garnered second place in a segment dominated by one major manufacturer. About Marine Products Corporation Marine Products Corporation has been manufacturing high - quality powerboats for over 50 years.

5 • A mature market with $35.4 billion in annual retail sales • Top 5 manufacturers hold over 55% of total sterndrive market share • The majority of recreational boat manufacturers are small companies with limited geographic markets • Retail sales are improving following the 2008 – 2009 downturn The Recreational Boating Market 30,000 35,000 40,000 45,000 50,000 55,000 60,000 65,000 70,000 2011 2012 2013 2014 2015 Annual Fiberglass Powerboat Sales (Source: Info - Link Technologies, Inc.) • Improved consumer confidence, real estate and fuel prices are macro catalysts. • Sterndrive unit sales are beginning to improve.

6 The “Power of Choice” • Offer a wide variety of boat types, powered by three major engine types, utilizing our competitive advantages: – Design expertise • Frequent additions of attractive options and features. – Profitable manufacturing operations • Vendor relationships • High volumes – Distribution network – Brand name recognition – Nationally advertised pricing structure

7 Product Lines 15 Models R222 Robalo Chaparral 210 SunCoast 35 Models

8 The Vortex - Chaparral’s Jet Boat • New product introduced in 2014 model year. • Built around a reliable, high - quality Rotax engine manufactured by Bombardier Recreational Products. • Entered a new market with a differentiated product. 243 Vortex

9 SunCoast – A Chaparral Outboard! The SunCoast features the first outboard offered by Chaparral in three decades and is now available in three different sizes. 230 SunCoast

10 Highlighting the Robalo R160 Our 16 - foot Robalo is a new product offering for the first - time boater as well as more experienced anglers. The Robalo R160 offers the same features and quality found in our larger Robalo models, but at a nationally advertised price of under $20,000. R160

11 H2O – Chaparral’s Newest Outboard! The 21’ H2O is now available with an outboard motor and sleek new colors. 21’ H2O Ski & Fish and 21’ H2O Sport

12 Chaparral is the largest manufacturer of sterndrive boats in the 18’ to 33’ range. Chaparral Market Share June 30, 2016 18’ – 33’ Range 44.3% 7.9% 12.4% 14.5% 8.1% 12.8% Sea Ray Bayliner Chaparral Cobalt Regal All Others Market Share

13 5.91 6.02 5.91 5.72 5.49 5.91 6.79 7.41 7.71 8.30 8.25 8.30 7.18 7.38 7.71 7.30 8.37 11.72 13.86 13.7 13.4 14.52 8.10 199419951996199719981999200020012002200320042005200620072008200920102011201220132014 2015* 2016 Chaparral Sterndrive Market Share ( 18 - 33 Ft) Percentage Consistent and Increasing Market Share * In 2015 Chaparral’s sterndrive offerings were 18 - 33 ft. 2015 market share is calculated based on those values. All previous years’ market share is based on 18 - 35 ft.

14 • Approximately 147 independent domestic dealers • Approximately 85 International dealers on six continents • MPX has a nationwide dealership presence, including dealers in the top boating states • New dealers interested in our stability, R&D investment, innovation and financial strength • Dealer support through sales and service training, boat show support, incentive programs Key to maintaining our market share Distribution Network

15 Financial Overview

16 Second Quarter 2016 Financial Results MARINE PRODUCTS CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data) Periods ended June 30, (Unaudited) 2016 2015 % BETTER (WORSE) 2016 2015 % BETTER (WORSE) Net Sales $ 65,066 $ 59,498 9.4% $ 128,731 $ 110,142 16.9 % Cost of Goods Sold 51,258 46,894 (9.3) 102,235 87,333 (17.1) Gross Profit 13,808 12,604 9.6 26,496 22,809 16.2 Selling, General and Administrative Expenses 7,096 6,181 (14.8) 14,139 12,132 (16.5) Operating Profit 6,712 6,423 4.5 12,357 10,677 15.7 Interest Income 151 105 43.8 243 222 9.5 Income Before Income Taxes 6,863 6,528 5.1 12,600 10,899 15.6 Income Tax Provision 2,045 2,099 2.6 3,861 3,541 (9.0) Net Income $ 4,818 $ 4,429 8.8% $ 8,739 $ 7,358 18.8 % EARNINGS PER SHARE Basic $ 0.13 $ 0.12 8.3% $ 0.23 $ 0.20 15.0 % Diluted $ 0.13 $ 0.12 8.3% $ 0.23 $ 0.20 15.0 % AVERAGE SHARES OUTSTANDING Basic 38,363 37,026 38,330 37,025 Diluted 38,363 37,120 38,330 37,224 Second Quarter Six Months

17 Second Quarter 2016 Financial Results Compared to Q2 2015 • 9.4% increase in net sales due to higher unit sales • Gross Margin of 21.2% was comparable to Q2 2015 • Operating Profit increased by 4.5% • Diluted EPS was $0.13 compared to $0.12 in the previous year. $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 Net Sales Gross Profit Second Quarter (thousands) 2015 2016

18 $149 $168 $171 $207 $101 $106 $252 $194 $163 $135 $148 $123 $272 $244 $39 $176 $261 19992000200120022003200420052006200720082009201020112012201320142015 (In Millions) Historical Net Sales

19 Return on Invested Capital * (15%) (10%) (5%) 0% 5% 10% 15% 20% 25% 30% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 * Calculated using cash flow from operations and average invested capital. Return calculation includes cash and marketable securities.

20 • During the 10 - year period ending in 2015, Marine Products has generated more than $100 million in operating cash flow, and returned almost all of it to our shareholders in the form of dividends and stock repurchases. • Marine Products has recently offered to make up to $31.5 million in additional share repurchases. Strong Stewardship of Cash and Focus on Shareholder Returns $0 $20 $40 $60 $80 $100 $120 Dividends Share Repurchases Operating Cash Flow

21 Marine Products Corporation 2801 Buford Highway NE Suite 520 Atlanta, GA 30329 404 - 321 - 7910 www.marineproductscorp.com Corporate Headquarters